As filed with the Securities and Exchange Commission on November 20, 2017

Registration No. 333-221010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHF SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	3845	68-0533453
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12988 Valley View Road
Eden Prairie, Minnesota 55344
(952) 345-4200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John Erb
Chief Executive Officer
CHF Solutions, Inc.
12988 Valley View Road
Eden Prairie, Minnesota 55344
(952) 345-4200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Phillip D. Torrence, Esq. Meredith Ervine, Esq. Honigman Miller Schwartz and Cohn LLP 350 East Michigan Avenue, Suite 300 Kalamazoo, MI 49007 Tel: (269) 337-7700 Fax: (269) 337-7703	Michael F. Nertney Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105-0302 Tel: (212) 370-1300 Fax: (212) 401-4741

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE:

We are filing this Amendment No. 4 (this “Amendment”) to our Registration Statement on Form S-1, Registration No. 333-221010, which was originally filed with the Securities and Exchange Commission on October 18, 2017 and has been previously amended by Amendment Nos. 1, 2 and 3 thereto (as so amended, the “Registration Statement”), solely to include an updated Exhibit 5.1. No other information in the Registration Statement, including the prospectus that forms a part thereof, is being modified. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement, the Exhibit Index, and Exhibit 5.1 filed herewith. The prospectus that forms a part of the Registration Statement is unchanged and has therefore been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement. All amounts are estimates except the Securities and Exchange Commission registration fee.

Amount to be Paid
SEC registration fee	$5,976
FINRA filing fee	$3,000
Legal fees and expenses	$100,000
Printing expenses	$15,000
Accountant’s fees and expenses	$75,000
Transfer agent and registrar fees	$5,000
Miscellaneous expenses	$11,024
Total	$215,000
Item 14.	Indemnification of Directors and Officers.

Our certificate of incorporation and bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of CHF Solutions, Inc. or is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law, as amended (the “DGCL”), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such.

Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the DGCL, our certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

•	from any breach of the director’s duty of loyalty to us or our stockholders;
•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	under Section 174 of the DGCL; and
•	from any transaction from which the director derived an improper personal benefit.

We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacities as directors and officers.

The Company has entered into indemnification agreements with each of its directors and executive officers. Pursuant to the indemnification agreements, the Company agrees to hold harmless and indemnify its directors and executive officers to the fullest extent authorized or permitted by the provisions of the Company’s certificate of incorporation and bylaws and the DGCL, including for any amounts that such director or officer becomes obligated to pay because of any claim to which such director or officer is made or threatened to be made a party, witness or participant, by reason of such director’s or officer’s service as a director, officer, employee or other agent of the Company.

There are certain exceptions from the Company’s obligation to indemnify its directors and executive officers pursuant to the indemnification agreements, including for “short-swing” profit claims under Section 16(b) of the Exchange Act, losses that result from conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct, or that constituted a breach of the duty of loyalty to the Company or resulted in any improper personal profit or advantage, where payment is actually made to a director or officer under an insurance policy, indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement, for indemnification which is not lawful, or in connection with any proceeding initiated by such director or officer, or any proceeding against the Company or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the DGCL, or (iv) the proceeding is initiated to enforce a claim for indemnification pursuant to the indemnification agreement.

All agreements and obligations of the Company contained in the indemnification agreements shall continue during the period when the director or officer who is a party to an indemnification agreement is a director, officer, employee or other agent of the Company (or is or is serving at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as such director or officer shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative. In addition, the indemnification agreements provide for partial indemnification and advance of expenses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Item 15.	Recent Sales of Unregistered Securities.

The following sets forth information regarding all unregistered securities sold by the registrant in the three years preceding the date of this registration statement. This information has been retroactively adjusted to reflect the reverse stock splits for all periods presented.

•	On February 18, 2015, the registrant entered into a loan agreement with Silicon Valley Bank under which the registrant issued to Silicon Valley Bank and its affiliate, Life Science Loans, LLC, warrants to purchase shares of its common stock equal to 6% of a $6.0 million term loan divided by the lower of (i) the closing price for a share of the registrant’s common stock as reported on the Nasdaq Capital Market for the date on which such term loan advance was made to the registrant, and (ii) the average of the closing prices for a share of the registrant’s common stock reported for the ten trading days ending on the date of such term loan advance. The warrants were exercisable immediately with a term of ten years. Additionally, upon Silicon Valley Bank funding the $2.0 million term loan available until June 30, 2015, the warrants automatically became exercisable for an additional number of shares equal to 6% of such term loan divided by the lower of (i) the closing price for a share of the registrant’s common stock as reported on the Nasdaq Capital Market for the date such term loan advance, and (ii) the average of the closing prices for a share of the registrant’s common stock reported or the ten trading date ending on the date of such term loan advance. The warrants were issued under an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D.

•	On July 20, 2016, the registrant entered into a securities purchase agreement with Sabby Healthcare Master Fund Ltd. and Sabby Volatility Warrant Master Fund Ltd. (collectively, Sabby) under which the registrant issued and sold, on July 26, 2016, 3,468 shares of Series B Convertible Preferred Stock at $1,000 per share directly to Sabby in a registered direct offering. In a concurrent private placement, the registrant issued warrants to purchase an aggregate of 6,149 shares of its common stock to Sabby. Each warrant was exercisable beginning on the six month anniversary of the date of issuance at an exercise price of $564.00 per share (as adjusted), subject to further adjustment as provided therein and for 36 months from the initial exercise date, but not thereafter. Northland Securities, Inc. acted as placement agent and the registrant issued Northland Securities, Inc. and its designees warrants to purchase an aggregate of 368 shares of common stock. The Northland warrants were exercisable beginning immediately upon the closing at an exercise price of $810.00 per share, subject to adjustment as provided there in, and for 5 years thereafter. The warrants were issued under an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D.
•	On August 5, 2016, the registrant entered into and consummated the transactions contemplated by an asset purchase agreement with Gambro UF Solutions, Inc. (the “Seller”), pursuant to which the registrant acquired certain assets exclusively related to the production and sale of Seller’s Aquadex FlexFlow products for consideration consisting of $4.0 million paid in cash and 1,666 shares of the registrant’s common stock. The shares of common stock were issued to Seller under an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D.
•	On October 30, 2016, the registrant entered into a securities exchange agreement with Sabby, as holder of the registrant’s Series B Convertible Preferred Stock pursuant to which the registrant agreed to issue Sabby 2,227.2 shares of Series B-1 Convertible Preferred Stock in exchange for the cancellation of all shares of Series B Convertible Preferred Stock held by Sabby in reliance on an exemption from registration provided by Section 3(a)(9) of the Securities Act, and consummated such exchange on November 3, 2016.
•	On October 30, 2016, the registrant entered into securities purchase agreements with Sabby under which it agreed to issue and sell 2,900 shares of Series C Convertible Preferred Stock at $1,000 per share directly to Sabby in a registered direct offering. In a concurrent private placement, the registrant agreed to issue and sell 900 shares of Series D Convertible Preferred Stock at $1,000 per share directly to Sabby and warrants to purchase an aggregate of 37,256 shares of common stock. The registered direct offering closed on November 3, 2016, and the registrant concurrently sold 700 shares of the Series D Convertible Preferred Stock and warrants to purchase 35,295 shares of common stock. The remaining 200 shares of Series D Convertible Preferred Stock and warrants to purchase 1,961 shares of common stock were issued and sold at a second closing on January 11, 2017. The Series D Convertible Preferred Stock had a stated value of $1,000 per share and a conversion price of $102.00 (as adjusted) subject to further adjustment and may be converted to shares of common stock at any time following the receipt of stockholder approval of such issuance upon conversion. Each warrant became exercisable beginning on the day that is the later of the date stockholder approval of the issuance of common stock underlying such warrants is obtained or the six month anniversary of the date of issuance at an exercise price of $108.00 per share (as adjusted), subject to further adjustment as provided therein, and terminate five years thereafter. Northland Securities, Inc. acted as placement agent and the registrant issued Northland Securities, Inc. and its designees warrants to purchase an aggregate of 2,234 shares of common stock, with an exercise price of $127.60 per share. Subject to limited exceptions, a holder of Series D Convertible Preferred Stock or warrants will not have the right to convert or exercise if the holder, together with its affiliates, would beneficially own over 4.99% of the number of shares of the registrant’s common stock outstanding immediately after giving effect to such exercise; provided, however, that upon not less than 61 days’ prior notice, the holder may increase the limitation, provided that in no event will the limitation exceed 9.99%. The Series D Convertible Preferred Stock and the warrants were issued pursuant to an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D.
•	On February 15, 2017, the registrant entered into a letter agreement with Sabby, to incent the cash exercise of the warrants held by Sabby on or before March 31, 2017 (the “Exercise Period”). In exchange for any such exercise, the registrant agreed to provide Sabby replacement warrants (the “Replacement Warrants”) to purchase the same number of shares of common stock as were issued upon exercise of the exercised warrants, with an exercise price equal to the consolidated closing bid price of the registrant’s common stock on the date of issuance. The agreement also (i) amends the definition of “Beneficial Ownership Limitation” in the existing warrants to mean, solely for purposes of any exercises of warrants that occur during the Exercise Period, “9.99%” and (ii) amends the Initial Exercise Date of the existing warrants issued on November 3, 2016 and January 11, 2017 so that such warrants are exercisable on or after the receipt of stockholder approval. Since such stockholder approval was received on January 9, 2017, such warrants were immediately exercisable as of the date of the agreement. The Replacement Warrants will be in the same form as the exercised warrants except the exercise price will not be subject to reduction for subsequent equity issuances and (ii) the Replacement Warrants will not allow Sabby to demand that the registrant purchase the Replacement Warrants in the event of a fundamental transaction involving the registrant. Concurrent with the signing of the agreement, Sabby exercised warrants to purchase 5,221 shares of common stock for cash proceeds of approximately $564,000, and the registrant issued Replacement Warrants to purchase 5,221 shares of common stock at an exercise price of $99.80 per share. From March 10, 2017 to March 28, 2017, Sabby exercised warrants to purchase 38,175 shares of common stock for cash proceeds of approximately $1.4 million, and the registrant issued Replacement Warrants to purchase 38,175 shares of common stock with exercise prices equal to the closing consolidated bid price of its common stock available on the date of issuance (ranging from $34.60 to $75.40 per share). The Replacement Warrants are issued pursuant to an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

See the Exhibit Index attached to this Registration Statement, which is incorportated by reference herein.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for the purposes of determining liability to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the undersigned registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File Number	Date of First Filing	Exhibit Number	Filed Herewith	Furnished Herewith
1.1	Form of Underwriting Agreement	S-1/A	333-221010	November 13, 2017	1.1

2.1	Asset Purchase Agreement between Sunshine Heart, Inc. and Gambro UF Solutions, Inc. dated August 5, 2016	8-K	001-35312	August 8, 2016	2.1

3.1	Fourth Amended and Restated Certificate of Incorporation	10	001-35312	February 1, 2012	3.1

3.2	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation	8-K	001-35312	January 13, 2017	3.1

3.3	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation	8-K	001-35312	May 23, 2017	3.1

3.4	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation	8-K	001-35312	October 12, 2017	3.1

3.5	Second Amended and Restated Bylaws	8-K	001-35312	May 23, 2017	3.2

3.6	Form of Certificate of Designation of Series A Junior Participating Preferred Stock	8-K	001-35312	June 14, 2013	3.1

3.7	Form of Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock.	S-1/A	333-221010	November 17, 2017	3.7

4.1	Warrant to Purchase Stock, dated February 18, 2015, issued to Silicon Valley Bank	8-K	001-35312	February 19, 2015	4.1

4.2	Warrant to Purchase Stock, dated February 18, 2015, issued to Life Science Loans, LLC	8-K	001-35312	February 19, 2015	4.2

4.3	Form of common stock Purchase Warrant issued pursuant to the Securities Purchase Agreement, dated July 20, 2016, among the Company and the purchasers signatory thereto	8-K	001-35312	July 22, 2016	4.2

4.4	Form of common stock Purchase Warrant issued to Northland Securities, Inc.	8-K	001-35312	July 22, 2016	4.3

4.5	Registration Rights Agreement between Sunshine Heart, Inc. and Gambro UF Solutions, Inc. dated August 5, 2016	8-K	001-35312	August 8, 2016	4.1

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File Number	Date of First Filing	Exhibit Number	Filed Herewith	Furnished Herewith
4.6	Form of common stock Purchase Warrant issued pursuant to the Securities Purchase Agreement, dated October 30, 2016, among the Company and the purchasers signatory thereto	8-K	001-35312	October 31, 2016	4.1

4.7	Form of common stock Purchase Warrant issued pursuant to the Letter Agreement between the Company and the purchasers signatory thereto, dated February 15, 2017	8-K	001-35312	February 16, 2017	4.1

4.8	Form of common stock Purchase Warrant issued pursuant to the Underwriting Agreement between the Company and Ladenburg Thalmann & Co. Inc., dated April 19, 2017	S-1/A	333-216841	April 4, 2017	4.8

4.9	Form of Warrant to purchase shares of common stock.	S-1/A	333-221010	November 17, 2017	4.9

5.1	Opinion of Honigman Miller Schwartz and Cohn LLP					X

10.1	Securities Purchase Agreement, dated July 20, 2016 among the Company and the purchasers signatory thereto	8-K	001-35312	July 22, 2016	10.1

10.2	Patent License Agreement between Sunshine Heart, Inc. and Gambro UF Solutions, Inc. dated August 5, 2016	8-K	001-35312	August 8, 2016	10.1

10.3	Loan and Security Agreement between Sunshine Heart, Inc. and Silicon Valley Bank dated August 5, 2016	8-K	001-35312	August 8, 2016	10.2

10.4	Amended and Restated 2002 Stock Plan†	10	001-35312	December 16, 2011	10.2

10.5	Form of Notice of Stock Option Grant and Option Agreement for Amended and Restated 2002 Stock Plan†	10	001-35312	September 30, 2011	10.3

10.6	Second Amended and Restated 2011 Equity Incentive Plan, as amended†	14A	001-35312	July 27, 2012	App. A

10.7	Form of Stock Option Grant Notice and Option Agreement for 2011 Equity Incentive Plan†	10	001-35312	September 30, 2011	10.5

10.8	Form of Stock Option Grant Notice and Option Agreement (Senior Management) for 2011 Equity Incentive Plan†	10	001-35312	September 30, 2011	10.6

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File Number	Date of First Filing	Exhibit Number	Filed Herewith	Furnished Herewith
10.9	Form of Stock Option Grant Notice and Option Agreement (Director) for 2011 Equity Incentive Plan†	8-K	001-35312	September 18, 2012	10.1

10.10	Form of Stock Grant Notice and Award Agreement for 2011 Equity Incentive Plan†	8-K	001-35312	September 10, 2013	10.1

10.11	Form of Restricted Stock Unit Grant Notice and Agreement for 2011 Equity Incentive Plan†	8-K	001-35312	September 10, 2013	10.2

10.12	2013 Non-Employee Directors’ Equity Incentive Plan†	14A	001-35312	April 5, 2013	App. A

10.13	Form of Stock Option Grant Notice and Option Agreement for 2013 Non-Employee Directors’ Equity Incentive Plan†	10-K	001-35312	May 29, 2013	10.2

10.14	Form of Restricted Stock Unit Award Grant Notice and Agreement for 2013 Non-Employee Directors’ Equity Incentive Plan†	10-K	001-35312	March 20, 2015	10.11

10.15	New-Hire Equity Incentive Plan†	10-Q	001-35312	August 8, 2013	10.1

10.16	First Amendment to New-Hire Equity Incentive Plan†	10-Q	001-35312	November 12, 2013	10.1

10.17	Second Amendment to New-Hire Equity Incentive Plan†	S-8	333-202904	March 20, 2015	99.12

10.18	Third Amendment to New-Hire Equity Incentive Plan†	S-8	333-210215	March 15, 2016	99.13

10.19	Fourth Amendment to New-Hire Equity Incentive Plan†	8-K	001-35312	May 30, 2017	10.4

10.20	Form of Stock Option Grant Notice and Option Agreement for New-Hire Equity Incentive Plan†	10-Q	001-35312	November 12, 2013	10.2

10.21	2017 Equity Incentive Plan†	8-K	001-35312	May 30, 2017	10.1

10.22	Form of Stock Option Grant Notice and Option Agreement for 2017 Equity Incentive Plan†	8-K	001-35312	May 30, 2017	10.2

10.23	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for 2017 Equity Incentive Plan†	8-K	001-35312	May 30, 2017	10.3

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File Number	Date of First Filing	Exhibit Number	Filed Herewith	Furnished Herewith
10.24	Form of Indemnity Agreement for the Company’s executive officers and directors†	10	001-35312	September 30, 2011	10.1

10.25	Form of Change in Control Agreement for the Company’s executive officers†	10-K	001-35312	March 20, 2015	10.16

10.26	Non-Employee Director Compensation Policy†	10-Q	001-35312	August 8, 2013	10.2

10.27	Lease Agreement dated October 21, 2011 by and between the Company and Silver Prairie Crossroads, LLC	10	001-35312	December 16, 2011	10.18

10.28	Sales Agreement dated March 21, 2014 by and between the Company and Cowen and Company, LLC	S-3	333-194731	March 21, 2014	1.2

10.29	Second Amendment to Lease, dated as of April 20, 2015, by and between the Company and Capital Partners Industrial Fund I, LLLP dba Prairie Crossroads Business Center	8-K	001-35312	April 23, 2015	10.1

10.30	Separation and Release Agreement between the Company and David A. Rosa, dated November 30, 2015†	8-K	001-35312	November 30, 2015	99.1

10.31	Executive Employment Agreement between Sunshine Heart, Inc. and John L. Erb, dated March 1, 2016†	8-K	001-35312	March 2, 2016	10.1

10.32	Separation and Release Agreement by and between Sunshine Heart, Inc. and Brian J. Brown, dated February 3, 2016†	10-Q	001-35312	May 5, 2015	10.2

10.33	Separation and Release Agreement by and between Sunshine Heart, Inc. and Debra Kridner, dated January 24, 2016†	10-Q	001-35312	May 5, 2016	10.3

10.34	Claudia Drayton Retention Bonus Letter, dated as of December 12, 2016†	8-K	001-35312	December 16, 2016	10.1

10.35	Molly Wade Retention Bonus Letter, dated as of December 12, 2016†	S-1	333-221010	October 18, 2017	10.35

10.36	Letter Agreement dated February 15, 2017 among the Company, Sabby Volatility Warrant Master Fund, Ltd. and Sabby Healthcare Master Fund, Ltd.	8-K	003-35312	February 16, 2017	10.1

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File Number	Date of First Filing	Exhibit Number	Filed Herewith	Furnished Herewith
10.37	Offer Letter by and between the Company and Jim Breidenstein dated April 12, 2017	10-Q	001-35312	May 12, 2017	10.4

10.38	Warrant Agency Agreement between the Company and American Stock Transfer & Trust Company, LLC dated April 24, 2017	8-K	001-35312	April 25, 2017	10.1

15.1	Letter regarding unaudited interim financial information	S-1/A	333-221010	November 6, 2017	15.1

21	List of Subsidiaries	10-K	001-35312	March 8, 2017	21

23.1	Consent of Independent Registered Public Accounting Firm for Registration Statement on Form S-1	S-1/A	333-221010	November 17, 2017	23.1

23.2	Consent of Independent Registered Public Accounting Firm for Amendment No. 1 to Registration Statement on Form S-1	S-1/A	333-221010	November 17, 2017	23.2

23.3	Consent of Independent Registered Public Accounting Firm for Amendment No. 2 to Registration Statement on Form S-1	S-1/A	333-221010	November 17, 2017	23.3

23.4	Consent of Independent Registered Public Accounting Firm for Amendment No. 3 to Registration Statement on Form S-1	S-1/A	333-221010	November 17, 2017	23.4

23.5	Consent of Honigman Miller Schwartz & Cohn LLP					Included in Exhibit 5.1

24.1	Power of Attorney	S-1	333-221010	October 18, 2017	24.1

99.1	Report of Independent Registered Public Accounting Firm on June 30, 2017 financial statements	S-1/A	333-221010	November 6, 2017	99.1
†	Indicates management compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Eden Prairie, State of Minnesota, on this 20th day of November, 2017.

CHF SOLUTIONS, INC.

By:	/s/ JOHN L. ERB
John L. Erb
Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN L. ERB	Principal Executive Officer and Chairman of the Board	November 20, 2017
John L. Erb

/s/ CLAUDIA DRAYTON	Principal Financial Officer and Principal Accounting Officer	November 20, 2017
Claudia Drayton

*	Director	November 20, 2017
Steve Brandt

*	Director	November 20, 2017
Matthew Likens

*	Director	November 20, 2017
Jon W. Salveson

*	Director	November 20, 2017
Gregory Waller

*	Director	November 20, 2017
Warren Watson
* By:	/s/ JOHN L. ERB
John L. Erb Attorney-in-fact